UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2024

ALLIANCE ENTERTAINMENT HOLDING CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40014	85-2373325
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8201 Peters Road, Suite 1000

Plantation, FL, 33324

(Address of Principal Executive Offices) (Zip Code)

(954) 255-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	AENT	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	AENTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 25, 2024, Alliance Entertainment Holding Corporation (the “Company”), received a letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that Nasdaq has determined that the Company is not in compliance with Nasdaq Listing Rules due to the Company's failure to hold its annual meeting by June 30, 2024, the date which Nasdaq determined was twelve months following its fiscal year end following the initial listing of Alliance’s common stock on Nasdaq.

Nasdaq informed the Company that the Company must submit a plan of compliance (the "Plan") within 45 calendar days addressing how it intends to regain compliance with Nasdaq's listing rules and, if Nasdaq accepts the Plan, it may grant an extension (the “Extension”) of up to 180 calendar days from the Form 10-K original filing due date, or until December 27, 2024, to regain compliance. The Company submitted the Plan to Nasdaq and Nasdaq has granted the Company the Extension. The Company intends to hold its annual meeting on or prior to such date and thereby regain compliance with the Nasdaq continued listing requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2024	ALLIANCE ENTERTAINMENT HOLDING CORPORATION

	By:	/s/ Bruce Ogilvie
Name: Bruce Ogilvie
Title: Executive Chairman